UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2006

ENCORE CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26489	48-1090909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8875 Aero Drive, Suite 200, San Diego, California	92123
(Address of Principal Executive Offices)	(Zip Code)

(877) 445-4581

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

We entered into an amendment dated May 3, 2006 to our senior secured revolving credit facility with JPMorgan Chase Bank, N.A., who will act as administrative agent, and the additional lenders named in the amendment.

The amendment extends the revolving commitment termination date to May 3, 2010 and expands the size of the accordion feature from $25 million to $50 million in availability. The amendment also reduces the interest rate margins applicable to borrowings and contains other favorable covenant changes.

The foregoing description of the amendment to the senior secured revolving credit facility does not purport to be complete and is qualified in its entirety by reference to the complete text of the amendment, which is filed as an exhibit to this report and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition

On May 9, 2006 we issued a press release announcing our financial results for the first quarter ended March 31, 2006. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein solely for purposes of Item 2.02.

The press release attached to this Current Report on Form 8-K as Exhibit 99.1 contains financial measures for Adjusted EBITDA, and Operating Expenses excluding stock option expense and Ascension Capital operating expenses, that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). We have provided a reconciliation in the press release attached to this Current Report on Form 8-K as Exhibit 99.1 of the non-GAAP financial measure for Adjusted EBITDA to GAAP net income, and a reconciliation of the non-GAAP financial measure for Operating Expenses excluding stock option expense and Ascension Capital operating expenses to GAAP Operating Expenses.

We have included information concerning Adjusted EBITDA because we utilize this information, which is materially similar to a financial measure contained in covenants used in our credit agreement, in the evaluation of our operations and believe that this measure is a useful indicator of our ability generate cash collections in excess of operating expenses through the liquidation of our receivable portfolios. We have included information concerning total operating expenses excluding stock option expense and Ascension Capital operating expenses because the elimination of these expense items included in the GAAP financial measure results in enhanced comparability of certain key financial results between the periods presented. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income and total operating expenses as indicators of our operating performance. For example, Adjusted EBITDA does not take into account the increased costs of portfolios that have a negative impact on earnings through collections applied to principal of receivable portfolios.

The information in this Item 2.02, including exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section. Furthermore, the information in this Item 2.02, including exhibit 99.1, shall not be deemed to be incorporated by reference into our filings under the Securities Act of 1933.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off–Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Explanatory Note Regarding Exhibit 10.1

Investors should not rely on or assume the accuracy of representations and warranties in negotiated agreements that have been publicly filed because such representations and warranties may be subject to exceptions and qualifications contained in separate disclosure schedules, because such representations may represent the parties’ risk allocation in the particular transaction, because such representations may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes, or because such representations may no longer continue to be true as of any given date.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amendment No. 2, dated as of May 3, 2006, to the Credit Agreement dated as of June 7, 2005 among Encore Capital Group, Inc., the Lenders from time to time parties thereto and JPMorgan Chase Bank, N.A. as Administrative Agent.

99.1	Press release dated May 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: May 9, 2006	/s/ Paul Grinberg
Paul Grinberg Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description

10.1	Amendment No. 2, dated as of May 3, 2006, to the Credit Agreement dated as of June 7, 2005 among Encore Capital Group, Inc., the Lenders from time to time parties thereto and JPMorgan Chase Bank, N.A. as Administrative Agent.

99.1	Press release dated May 9, 2006.